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                                                                   EXHIBIT 21.1

The Company's Subsidiaries are:

AMERICAN SAFETY CASUALTY INSURANCE COMPANY, A DELAWARE CORPORATION

AMERICAN SAFETY REINSURANCE, LTD., A BERMUDA COMPANY

SYNERGY INSURANCE SERVICES, INC., A GEORGIA CORPORATION

SURECO BOND SERVICES, INC., A GEORGIA CORPORATION

HARBOR INSURANCE SERVICES, INC., A GEORGIA CORPORATION

ENVIRONMENTAL CLAIMS SERVICES, INC., A GEORGIA CORPORATION

AMERICAN SAFETY PURCHASING GROUP, INC., A GEORGIA CORPORATION

HARBOUR CONSULTING, LTD., A BERMUDA CORPORATION